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                                                                     EXHIBIT 3.2


                                 AMENDMENT NO. 3
                                     TO THE
              AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                      LEVIATHAN GAS PIPELINE PARTNERS, L.P.


         This Amendment, dated as of November 30, 1999 (this "Amendment"), to the Amended and Restated Agreement of Limited Partnership of Leviathan Gas Pipeline Partners, L.P., a Delaware limited partnership (the "Partnership"), dated as of February 19, 1993 (the "Partnership Agreement"), is entered into by and among Leviathan Gas Pipeline Company, a Delaware corporation (the "General Partner"), as the general partner of the Partnership, and the Limited Partners (as defined in the Partnership Agreement).

                                    RECITALS

         WHEREAS, the names of both the General Partner and the Partnership are being changed, effective as of December 1, 1999; and

         WHEREAS, the General Partner deems it to be in the Partnership's best interests to amend the Partnership Agreement to reflect the current names of the General Partner and the Partnership.

         NOW, THEREFORE, AND IN CONSIDERATION of the mutual covenants, conditions and agreements contained in this Amendment, the parties hereto agree as follows:

                                    AGREEMENT

         1. Undefined Terms. Undefined terms used herein shall have the meanings ascribed such terms in the Partnership Agreement.

         2. Amendments.

                  All references to the General Partner contained in the Partnership Agreement shall hereafter be deemed to mean "El Paso Energy Partners Company" and all references to the Partnership contained in the Partnership Agreement shall hereafter be deemed to mean "El Paso Energy Partners, L.P."



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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the
30th day of November 1999.

                                       EL PASO ENERGY PARTNERS COMPANY
                                       as General Partner


                                       By: /s/ ROBERT G. PHILLIPS
                                          --------------------------------------
                                                  Robert G. Phillips
                                                Chief Executive Officer


                                       EL PASO ENERGY PARTNERS COMPANY
                                       as Attorney-in-Fact for all Limited
                                       Partners


                                       By: /s/ ROBERT G. PHILLIPS
                                          --------------------------------------
                                                 Robert G. Phillips
                                               Chief Executive Officer